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                                                                    Exhibit 10.1

                           METRETEK TECHNOLOGIES, INC.

                   2005 EXECUTIVE INCENTIVE COMPENSATION PLAN
                          ADOPTED AS OF MARCH 24, 2005

      SECTION 1. PURPOSE. The purpose of the Metretek Technologies, Inc. 2005 Executive Incentive Compensation Plan are to provide annual incentives and rewards to executive officers of Metretek Technologies, Inc. and its subsidiaries (collectively, the "Company") for contributing to the growth, profitability, cash flow and financial success of the Company based on the level of achievement of financial and other performance criteria, and to enhance the ability of the Company to attract, retain and motivate these high-quality executives.

      SECTION 2. DEFINITIONS. The following terms as used in the Plan shall have the meanings set forth below:

      (a)   "Award" means a cash payment made under the Plan.

      (b)   "Board" means the Board of Directors of the Company.

      (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.

      (d) "Committee" means the Compensation Committee of the Board, or any successor committee appointed by the Board to administer the Plan.

      (e) "Company" means Metretek Technologies, Inc., a Delaware corporation, together with any successor thereto, and its Subsidiaries.

      (f)   "Effective Date" of the Plan means March 24, 2005.

      (g) "Executive" means an officer or other key employee of the Company or any Subsidiary.

      (h) "Fiscal Year" means the fiscal year of the Company, which is the period commencing on January 1 and ending on December 31 of each calendar year.

      (i) "Participant" means, as to any Performance Period, any Executive who has been selected by the Committee to participate in the Plan for such Performance Period.

      (j) "Performance Criteria" means the standards of measurement of Company performance and individual performance for each Performance Period as established by the Committee pursuant to Section 5 below.

      (k) "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      (l) "Plan" means the Metretek Technologies, Inc. 2005 Executive Incentive Compensation Plan, as amended from time to time in accordance with the provisions hereof.

      (m) "Performance Period" means a period of time selected by the Committee to which an Award relates.

      (n) "Subsidiary" means any corporation, partnership, limited liability company, trust or other entity (whether now or hereafter existing) which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 425(f) of the Code, and any successor thereto.

      SECTION 3. ADMINISTRATION.

            (a) Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law and subject to such resolutions, not inconsistent with the Plan, as may be adopted by the Board, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the

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Committee shall have full power and authority to: (i) designate the
Participants; (ii) grant Awards under the Plan to Participants; (iii) determine the type or types of Performance Criteria and the Performance Period with respect to each Award; (iv) determine the size of Awards and establish any other terms and conditions of any Award; (v) construe, interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(vi) adopt, amend, suspend, waive or rescind such rules and regulations and appoint such agents as it shall deem necessary or desirable for the administration of the Plan; (vii) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan; and (viii) make any other determinations and decisions and take any other action that the Board deems necessary or desirable for the administration of the Plan.

            (b) Exercise of Authority. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, its Subsidiaries, Executives, Participants and their legal representatives and beneficiaries and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

            (c) Committee Proceedings. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting of the Committee duly called and held.

            (d) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, legal counsel, other consultants or any other agents assisting in the administration of the Plan. Members of the Committee, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

      SECTION 4. ELIGIBILITY. Executives shall be eligible to be selected by the Committee to be Participants in the Plan and to be granted Awards under the Plan.

      SECTION 5. AWARDS.

            (a) General. Subject to the provisions of the Plan, Awards may be granted as set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 7 hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections pertaining to his Award. Subject to the provisions of the Plan, the Committee shall have the right, in its sole and absolute discretion, to accelerate the vesting or exercising of any Award granted under the Plan. Except as required by applicable law, Awards shall be granted for no consideration other than prior and future services.

            (b) Establishment of Performance Criteria. At the commencement of each Performance Period, the Committee shall establish for each Participant one or more Performance Criteria for such Performance Period, and the relative weight to be given to each Performance Criteria. The Performance Criteria and the weighting thereof may vary by Participant and may be different for different Performance Periods. The Performance Criteria utilized by the Committee for each Participant may be based on individual performance, corporate financial measures (including but not limited to revenues, operating income, pre-tax income, net income, gross profit, costs, cash flow, EBITDA, any of the preceding measures as a percent of sales, earnings per share, return on equity, return on investment, total stockholder return and change in Company stock price), other Company and business unit financial objectives, operational efficiency measures, and other measurable objectives tied to the Company's success or such other criteria as the Committee shall determine in its discretion.

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            (c)   Determination and Payment of Awards. As soon as practicable after the end of a Performance Period, the Committee will determine the amount, if any, of the Award earned by each Participant under the applicable Performance Criteria, based on information certified to it by management, that the Performance Criteria applicable thereto have been achieved, provided that if the Performance Period is or ends at the end of the Company's fiscal year, Awards will be payable only after the Company's annual financial statements have been audited and filed with the Securities and Exchange Commission. Awards will be payable promptly after the determination of the Awards by the Committee. Awards under the Plan will be paid to the Participants in cash, provided that the Committee may, in its discretion, permit Participants to defer the payment of all or a portion of their Awards in accordance with Section 409A of the Code, or if the Company has adopted a deferred compensation plan and the Participant is also eligible to participate therein, to defer the payment of all or a portion of their Awards in accordance with the terms of such Plan

            (d) Deferral of Awards. A Participant may elect to defer payment of all or a portion of an Award under the Plan if such deferral is permitted by such Participant pursuant to the terms of a deferred compensation plan of the Company existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such plan.

            (e) Maximum Amount of Awards. The maximum dollar amount that may be awarded under the Plan during any fiscal year of the Company to any Participant may not exceed 200% of that Participant's annual base salary for such year.

            (f) Negative Discretion. Notwithstanding the attainment by the Company or any Participant of one or more specified Performance Criteria, the Committee has the discretion to pay less than the maximum incentive award that relates to that level of performance.

      SECTION 6. TERMINATION OF EMPLOYMENT.

            (a) General Termination of Rights Hereunder. Except as may be otherwise provided in a binding employment agreement between the Company and a Participant, in the event a Participant's employment with the Company terminates for any reason, voluntarily or involuntarily, before the last date of a Performance Period, then that Participant shall have no further rights under the Plan and shall not be entitled to payment of any Award under the Plan, except as provided in this Section 6.

            (b) Termination by the Company for Cause. If a Participant's employment is terminated by the Company for "cause", as defined and determined by the Committee in its sole discretion (provided that if the Participant has an employment agreement with the Company and the term "cause" or a like term is defined therein, the definition in such employment agreement shall be used), then that Participant shall have no further rights under the Plan and shall not be entitled to payment of any Award under the Plan with respect to any prior or current Performance Period.

            (c) Termination by the Company without Cause or due to a Change in Control. If a Participant's employment is terminated by the Company without "cause" (as defined in Section 6((b)) or upon or following a change in control of the Company (as defined by the Committee), as defined and determined by the Committee in its sole discretion, then that Participant shall be entitled to payment of any Award under the Plan to which such Participant would have been entitled if such Participant had remained employed with the Company throughout the Performance Period in effect on the date of termination (the "Pro Forma Award").

            (d) Termination Due to Participant's Death or Disability. In the event the Participant's termination of employment occurs due to the Participant's death or disability, then the Participant (or his estate or beneficiaries) shall be entitled to receive a pro rata portion of the Award to which such Participant would have been entitled if such Participant had remained employed with the Company throughout the Performance Period in effect on the date of termination, based on (i) a fraction, (A) the numerator of which is equal to the number of months (including the month of termination) the Participant was employed during such Performance Period, (B) and the divisor of which is equal to the number of months in the Performance Period, multiplied by
(ii) the amount of the Award divided by (divided by twelve (12), (ii) multiplied by the Pro Forma Award.

            (e) Termination Due to Voluntary Termination by the Participant. In the event the Participant's employment is voluntarily terminated by the Participant, then the Committee may, in its sole and complete discretion, value and direct that some portion of the Aware be deemed earned and payable, taking into account the duration of employment during the Performance Period, the Participant's performance, and such other matters as the Committee shall deem appropriate.

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      SECTION 7. AMENDMENTS TO AND TERMINATION OF THE PLAN AND AWARDS. The Board
may, in its sole discretion, from time to time amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofor granted to him. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.

      SECTION 8. GENERAL PROVISIONS.

            (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of any benefits under any Award until completion of any required action under any applicable federal, state or local law, rule, regulation, order, decree or other requirement, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the payment of any Award in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

            (b) No Transferability. No Award granted under the Plan, nor any other rights acquired by a Participant under the Plan, shall be assignable or transferable by a Participant, other than by a will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Board of Retirement Income Security Act of 1974, and no Award under this Plan shall be subject in any manner to anticipation, pledge, encumbrance, charge, garnishment, execution or levy or lien of any kind, whether voluntary or involuntary, and any attempt contrary thereto shall be void.. Following any permitted transfer, any transferee shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

            (c) Designation of Beneficiary. Subject to applicable law, each Participant shall have the right to file with the Company a written designation of one or more persons as beneficiaries who shall be entitled to receive the amount, if any, payable under the Plan pursuant to an award upon the Participant's death. A Participant may from time to time revoke or change the beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling,; provided, however, that no designation, change or evocation thereof shall be effective until received by the Company prior the to the Participant's death, and in no event shall it be effective as of a date prior to receipt. If no such beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable pursuant to an Award under the Plan upon the Participant's death shall be made to the Participant's estate by the Committee. if the Committee is in doubt as to the right of any person to receive any amount, then the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction or to the estate of the Participant, in which event the Company and the Committee shall have no further liability to any Person with respect to such a amount.

            (d) No Rights to Awards. Nothing in the Plan shall be construed as giving any Participant, Executive or other Person any right to claim to be granted any Award under the Plan, or to be treated uniformly with other Participants and Executives.

            (e) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted or any payment due under the Plan amounts of withholding and other taxes due with respect to an Award and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Awards

            (f) No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as,
(i) conferring, upon any Participant or any Executive, any right to continue in the employ or service of the Company or any Subsidiary or (ii) interfering in any way with the right of the Company or any Subsidiary to (A) terminate any Participant's or Executive's employment or service at any time or (B) increase or decrease the compensation of any Participant or Officer from the rate in existence at the time of granting of an Award, except as may be expressly provided in any Award Agreement or other compensation arrangement.

            (g) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation, and the Company shall not have any obligation to establish any trust or other special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan. With respect to any

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payments not yet made to Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Board, in its sole and absolute discretion, may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines.

            (h) No Limitation on Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable only in specific cases.

            (i) Governing Law. The validity, interpretation, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award thereunder shall be governed by the laws of the State of Delaware (without regard to provisions governing conflicts of laws) and applicable federal law.

            (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Board, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Board.

            (k) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            (l) Indemnification. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

            (m) Construction. For purposes of the Plan, the following rules of construction shall apply: (i) the word "or" is disjunctive but not necessarily exclusive; (ii) words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders; and (iii) words in the masculine or feminine gender include the other and neuter genders.

            (n) Costs and Expenses. The costs and expenses of administering the Plan shall be borne solely by the Company.

      SECTION 12. EFFECTIVE DATE AND TERMINATION.

            (a)   The Plan shall become effective as of the Effective Date.

            (b) No Awards shall be made under the Plan after December 31, 2015.

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